Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 19, 2014, is entered into between C. STEPHEN GUYER, an individual (the "Seller"), and EPIC MINERAL RESOURCES, INC., a Colorado limited corporation (the "Buyer").

WHEREAS, Seller owns 361,198,924 shares of Class B common stock, par value $0.001 per share (the "Shares"), of Colorado Goldfields, Inc., a Colorado corporation (the "Company"); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Shares. The aggregate purchase price for the Shares shall be $10,000 (the "Purchase Price").

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held on June 19, 2014 (the "Closing Date"). At the Closing, Seller shall deliver to Buyer a stock certificate or certificates evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) This Agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(b) The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("Encumbrances"). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances.

(c) The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(d) No governmental, administrative or other third party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

4. Representation and Warranties of Buyer.

(a) This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(b) Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

5. Indemnification. Seller shall indemnify Buyer and hold Buyer harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Buyer resulting from any breach of any representation, warranty, covenant or agreement made by Seller herein or in any instrument or document delivered to Buyer pursuant hereto.

6. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

8. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

BUYER:

EPIC MINERAL RESOURCES, INC.

By:	/s/ Shannon P Murphy
Shannon P. Murphy, President

SELLER:

/s/ C. Stephen Guyer
C. Stephen Guyer